UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2021

Mammoth Energy Services, Inc.

(Exact name of registrant as specified in its charter)

001-37917
(Commission File No.)

Delaware				32-0498321
(State or other jurisdiction of incorporation or organization)				(I.R.S. Employer Identification No.)

14201 Caliber Drive,	Suite 300
Oklahoma City,	Oklahoma	(405)	608-6007	73134
(Address of principal executive offices)		(Registrant’s telephone number, including area code)		(Zip Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of The Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TUSK	The Nasdaq Stock Market LLC
NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(s) of the Exchange Act.  ☐

Item 2.04. Triggering events that accelerate or increase a direct financial obligation or an obligation under an off-balance sheet arrangement.

The information regarding the probable impact of the settlement with Gulfport Energy Corporation (“Gulfport”) discussed in Item 8.01 below on certain financial covenants under Mammoth Energy Services Inc.’s (“Mammoth”) revolving credit facility is incorporated herein by reference from Item 8.01.

Item 8.01. Other Events.

Mammoth is hereby providing the updates set forth below with respect to certain of its pending litigation previously disclosed by Mammoth in its reports filed with the Securities and Exchange Commission.

Settlement of Litigation with Respect to Mammoth’s Pressure Pumping and Sand Supply Contracts with Gulfport Energy Corporation

In December 2019, Gulfport filed a lawsuit against Mammoth’s subsidiary Stingray Pressure Pumping LLC (“Stingray Pressure Pumping”) in the Superior Court of the State of Delaware, seeking to terminate the October 1, 2014 Amended and Restated Master Services Agreement for Pressure Pumping Services between Gulfport and Stingray Pressure Pumping (the “Stingray Pressure Pumping contract”). In addition, Gulfport alleged breach of contract and sought damages for alleged overpayments and audit costs under the Stingray Pressure Pumping contract and other fees and expenses associated with this lawsuit. In March 2020, Stingray Pressure Pumping filed a counterclaim against Gulfport seeking to recover unpaid fees and expenses due to Stingray Pressure Pumping under this contract. In September 2020, Mammoth’s subsidiary Muskie Proppant LLC (“Muskie”) filed a lawsuit against Gulfport to recover delinquent payments due under Mammoth’s natural sand proppant supply contract with Gulfport (the “Muskie contract”).

On November 13, 2020, Gulfport filed petitions for voluntary relief under chapter 11 of the Bankruptcy Code. During these bankruptcy proceedings, Gulfport rejected the Stingray Pressure Pumping contract and Muskie contract. Gulfport emerged from bankruptcy on May 17, 2021.

On September 21, 2021, the parties reached a settlement under which all litigation relating to the Stingray Pressure Pumping contract and the Muskie contract will be terminated, each of the parties will release all claims they have against the others with respect to these matters and Muskie’s contract claim against Gulfport will be allowed under Gulfport’s plan of reorganization in the amount of $3.1 million. The settlement was approved by Mammoth’s board of directors on September 23, 2021, and remains subject to final approval of the bankruptcy court overseeing Gulfport’s bankruptcy.

As of June 30, 2021, Mammoth had net accounts receivable due from Gulfport totaling $33.0 million, which amount was included in “receivables from related parties, net” on Mammoth’s unaudited condensed consolidated balance sheets. Mammoth expects to record a loss of $32.0 million to $33.0 million on its unaudited condensed consolidated income statement for the three months ended September 30, 2021 related to this settlement. As a result of this settlement and the lack of payment from the Puerto Rico Electric Power Authority, which owed Mammoth’s subsidiary Cobra Acquisitions LLC approximately $325.1 million as of August 31, 2021, it is likely that Mammoth will be in breach of its leverage ratio and fixed charge coverage ratio contained in its amended and restated revolving credit facility with the lenders party thereto and PNC Bank, National Association, as administrative agent for the lenders. Mammoth has begun negotiations with the lenders under the revolving credit facility regarding a waiver of these financial covenants, but no assurance can be provided as to the timing or potential outcome of those negotiations. If an event of default occurs under Mammoth’s revolving credit facility and remains uncured, it could have a material adverse effect on Mammoth’s business, financial condition, results of operations and cash flows.

Derivative Action

In September 2019, four derivative lawsuits were filed, two in the Western District of Oklahoma and two in the District of Delaware, purportedly on behalf of Mammoth against its officers and directors. One of the actions was dismissed, and the others were consolidated, in the United States District Court for the District of Delaware Court under the case caption “In re Mammoth Energy Services, Inc. Consolidated Shareholder Litigation.” In January 2020, a consolidated, amended complaint was filed on behalf of Nominal Defendant Mammoth, and against Mammoth’s directors, executive officers and two largest stockholders. The parties have entered into a Memorandum of Agreement to resolve the action and are negotiating final settlement terms. The final settlement amount will be covered in full under Mammoth’s directors’ and officers’ insurance policy. Until the settlement agreement is finalized and approved by the Court, we cannot assure you that the Derivative Action will be settled.

Final Court Approval and Settlement of Federal Securities Laws Class Action

Mammoth was a party to a securities class action lawsuit captioned “In re Mammoth Energy Services, Inc. Securities Litigation” (the “Class Action”). The Class Action was brought in the United States District Court for the Western District of Oklahoma on behalf of all investors (apart from certain investors excluded from the class) who purchased or otherwise acquired Mammoth common stock between October 19, 2017 and June 5, 2019 (the “Class Period”) against Mammoth and its executive officers (collectively, the “defendants”), for alleged violation of federal securities laws. On September 21, 2021, the Court issued a final judgment approving a stipulation to settle and release the defendants from all claims asserted in the litigation, or that could have been asserted arising from the subject matter of the litigation and the purchase or acquisition of Mammoth common stock during the Class Period in return for a cash payment in the amount of $11.0 million for the benefit of the settlement class. The settlement amount is covered in full under Mammoth’s directors’ and officers’ insurance policy.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAMMOTH ENERGY SERVICES, INC.
Date:	September 27, 2021	By:	/s/ Mark Layton
Mark Layton
Chief Financial Officer and Secretary